                                                                EXHIBIT 10.11.2

                             THIRD AMENDMENT TO THE
                           SOUTHFIRST BANCSHARES, INC.
                          EMPLOYEE STOCK OWNERSHIP PLAN

         This is the Third Amendment to the SouthFirst Bancshares, Inc. Employee Stock Ownership Plan (the "Plan"), which was adopted effective October 1, 1994, and subsequently amended effective October 1, 1994.

         Pursuant to Section 11.1 of the Plan, SouthFirst Bancshares, Inc. (the "Company") has reserved unto itself, by action of its Board of Directors, the right to amend the Plan. Accordingly, the Company hereby amends the Plan in the following particulars, effective as of August 29, 2001, unless otherwise specified herein.

                                       1.

         Section 6.4 of the Plan is amended by deleting Section 6.4 in its entirety and replacing Section 6.4 as follows:

         6.4 Other Termination of Employment. If a Participant's employment terminates otherwise than by his death, retirement or disability and the Participant is not re-employed by an Employer, the Participant will receive a lump sum distribution of the vested portion of his Account as soon as administratively feasible after his date of termination unless the Participant elects a later distribution. Notwithstanding the preceding sentence, if the fair market value of a Participant's Account attributable to Qualifying Employer Securities is in excess of $500,000 (multiplied by the Adjustment Factor as prescribed by the Secretary of the Treasury) as of the date distribution is required to begin under this Section, distributions shall be made in substantially equal annual payments over a period not longer than five (5) years plus an additional one (1) year (up to an additional five (5) years) for each $100,000 increment, or fraction of such increment, by which the value of the participant's Account exceeds $500,000. All such distributions shall be made in accordance with Sections 6.8,6.9, and 6.10, except as specifically noted to the contrary herein.

         If a Participant separates from service for a reason other than retirement, death or disability and is re-employed by an Employer prior to the end of a period of five (5) consecutive one (1) year Breaks in Service, he will become eligible to receive a distribution in accordance with terms of the Plan after he separates from service following his date of rehire.

         If the value of a Participant's vested Account is zero on the date he terminates employment, then the Participant shall be deemed to have received a total distribution of the vested portion of his Account on such date.

         All other parts of the Plan not inconsistent herewith are hereby ratified and confirmed.

         IN WITNESS WHEREOF, the Plan Sponsor has caused this Third Amendment to be executed and its seal affixed by its duly authorized officers as of the 29th day of September, 2001.



(CORPORATE SEAL)                    COMPANY:

ATTEST:                             SOUTHFIRST BANCSHARES, INC.



By: /s/ J. Malcomb Massy                   By: /s/ Joe K. McArthur
    ---------------------------                --------------------------------
    Duly Authorized Officer                Duly Authorized Officer